Exhibit 99.1

Investor Relations—Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations—Jeff Mochal, (704) 733-3589

LPL FINANCIAL ANNOUNCES PRICING OF ADD-ON SENIOR UNSECURED NOTE OFFERING

SAN DIEGO – September 7, 2017 – LPL Financial Holdings Inc. (NASDAQ: LPLA) today announced the pricing of its previously announced offering (the “Offering”) of $400 million aggregate principal amount of Senior Unsecured Notes (the “notes”) to be issued by its wholly owned subsidiary, LPL Holdings, Inc. (“LPL Holdings”). The notes will be issued as an add-on to LPL Holdings’ existing 5.750% Senior Unsecured Notes due 2025. The notes issued in the Offering will be governed by the same indenture, and will have the same terms, as the existing senior notes. LPL Holdings intends to use $200 million in proceeds from the Offering to pay down its existing senior secured credit facilities. The remaining proceeds will be used for general corporate purposes, including to fund a contingent payment in connection with the previously-announced acquisition of assets from National Planning Holdings, Inc. (if any such amount becomes payable) and other costs related to the acquisition and offering-related fees and expenses.

The notes will bear interest at a rate of 5.750% to be paid semi-annually in arrears on March 15 and September 15 of each year through maturity on September 15, 2025. The notes were priced at 103.0% of the aggregate principal amount plus accrued interest from September 15, 2017, for approximately $412 million of gross proceeds. The notes will carry a yield to worst of 5.115%. The issuance of the notes is expected to occur on September 21, 2017, subject to customary closing conditions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes. The notes have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933. The notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 and outside the United States only to non-U.S. investors pursuant to Regulation S.

Forward-Looking Statements

Statements in this press release regarding LPL Holdings’ plans to issue notes, including the anticipated use of the proceeds therefrom, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on LPL Holdings’ historical performance and its plans, estimates, and expectations as of September 7, 2017. The words “plans”, “intends”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual results, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include satisfaction of closing conditions related to the proposed offering of the notes. LPL Financial Holdings Inc. (together with its subsidiaries, the “Company”) can give no assurances that the notes will be issued. Forward-looking statements in this press release should be evaluated together with the risks and uncertainties that affect the Company’s business, including the risk factors set forth in Part I, “Item 1A. Risk Factors” in the Company’s 2016 Annual Report on Form 10-K, as may be amended or updated in the Company’s Quarterly Reports on Form 10-Q or subsequent filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if its estimates change, and you should not rely on statements contained herein as representing the Company’s views as of any date subsequent to the date of this press release.

About LPL Financial

LPL Financial LLC, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ: LPLA), is a leader in the retail financial advice market and served approximately $550 billion in brokerage and advisory assets as of July 31, 2017. LPL is one of the fastest growing RIA custodians and the nation’s largest independent broker/dealer (based on total revenues, Financial Planning magazine June 1996-2017), and the firm and its financial advisors were ranked No. 1 in net customer loyalty in a 2016 Cogent Reports™ study. The Company provides proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 14,000 financial advisors and over 700 financial institutions, enabling them to provide a range of financial services including wealth management, retirement planning, financial planning and other investment services to help their clients turn life’s aspirations into financial realities. As of June 30, 2017, financial advisors associated with LPL served more than 4 million client accounts across the U.S. as well as an estimated 46,000 retirement plans with an estimated $138 billion in retirement plan assets. Additionally, LPL supports approximately 3,700 financial advisors licensed and affiliated with insurance companies with customized clearing, advisory platforms, and technology solutions. LPL Financial and its affiliates have more than 3,400 employees with primary offices in Boston, Charlotte, and San Diego. For more information, visit www.lpl.com.

Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.